UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

THE WORNICK COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4701 Creek Road, Suite 200, Cincinnati, Ohio	42542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 24, 2007, the limited liability company operating agreement (the “Operating Agreement”) governing TWC Holding LLC (“TWC”), the sole stockholder of The Wornick Company (the “Company” or “Wornick”), was amended (Amendment No. 7 to the Operating Agreement of TWC, hereinafter “Amendment No. 7”).  Amendment No. 7 reflects an additional capital contribution by The Veritas Capital Fund II, L.P. and certain resulting changes to the Class A membership interests.  A copy of Amendment No. 7 is attached hereto as Exhibit 3.1.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2007, Michael M. Thompson resigned as President, Chief Executive Officer and Director of the Company and its affiliated entities effective as of January 23, 2007.

On January 26, 2007, TWC removed Thomas J. Campbell as a Director of the Company.  On January 26, 2007, the board of directors of the Company (the “Board”) approved the appointment of Larry L. Rose, former president and chief executive officer of the Company, to replace Mr. Thompson as President and Chief Executive Officer of the Company, effective January 24, 2007.  On the same date the Board also approved the appointment of Jon P. Geisler, former chief operating officer of the Company, as Executive Vice President and Chief Operating Officer of the Company effective January 24, 2007.  A copy of the press release, dated January 29, 2007, announcing the appointment of Larry L. Rose and Jon P. Geisler is attached hereto as Exhibit 99.1.

Mr. Rose, 65, served as president and chief executive officer of TWC Windup Corporation from December 2004 to January 2007.  Mr. Rose previously served as Wornick’s President and Chief Executive Officer from August 2000 to December 2004.  Mr. Rose had been with Wornick since its formation in 1971, having held numerous positions and titles.  Prior to that time, from 1960 he was associated with a predecessor company and our founder, Ron Wornick, in various capacities, always including the role of chief financial officer.  Mr. Rose has been a Certified Public Accountant since 1969.  Mr. Rose attended the Pan American University (now University of Texas—Pan American).

Mr. Geisler, 41, served as President of Geisler Manufacturing Solutions, LLC from July 2006 to January 2007.  Mr. Geisler served as Chief Operating Officer of the Wornick Company from April 2005 to May 2006.  Mr. Geisler previously served as Executive Vice President and Chief Operating Officer of Wornick’s Prepared Foods Division.  Mr. Geisler joined Wornick’s quality assurance department in August 1985 and had worked in several operational aspects of MRE production, including as Vice President of Operations, Operations Manager, Production Manager, Production Supervisor, Process Engineer and Quality Control Manager.  Mr. Geisler holds a bachelor of science degree in Engineering Management from the University of Evansville.

In connection with the appointment of Mr. Rose as Wornick’s President and Chief Executive Officer and the appointment of Mr. Geisler as Wornick’s Executive Vice President and

Chief Operating Officer, both officers are currently working under temporary arrangements with the Company until such time details of their employment agreements can be finalized.  Under the current temporary arrangements, Mr. Rose will be paid an annual base salary of $495,000 and Mr. Geisler will be paid an annual base salary of $325,000.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits:

3.1                                 Amendment No. 7 to the Limited Liability Company Operating Agreement of TWC Holding LLC.

99.1                           Press release dated January 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

By:	/s/ Brian A. Lutes
Name: Brian A. Lutes
Title: Chief Financial Officer and Treasurer

Dated: January 29, 2007